UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2017	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25 Sawyer Passway
Fitchburg, Massachusetts 01420
(Address of Principal Executive Offices) (Zip Code)

(905)-582-6402
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           Unregistered Sales of Equity Securities

On March 9, 2017 Security Devices International, Inc. (the “Company”) issued 503,251 shares (the “Shares”) of its common stock to Northeast Industrial Partners LLC (“Northeast”) at a deemed price of $0.13 per share. Northeast is controlled by Bryan Ganz, a member of the Company’s board of directors. The Shares were the third installment to be paid by the Company to Northeast under that certain consulting agreement (the “Consulting Agreement”) as previously reported by the Company on a Current Report on Form 8-K filed June 24, 2016. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Consulting Agreement was filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14(a) filed on November 16, 2016.

Item 9.01           Financial Statements and Exhibits

 (a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

March 9, 2017	By:	/s/ Dean Thrasher
	Name:	Dean Thrasher
	Title:	Chief Executive Officer